Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Focus Universal, Inc. (“the Company”) on Form S-3 of our report dated March 31, 2023, with respect to our audit of the consolidated financial statements of the Company appearing on the Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Reliant CPA PC

Certified Public Accountants

Newport Beach, California

January 6, 2025